UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2020

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

(Former name or former address, if changed since last report.) Not applicable.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 26, 2020 (the “Annual Meeting”). A total of 16,030,450 shares of common stock, representing approximately 85.6% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: All of the nominees for director were elected to serve a one-year term until the 2021 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominees	For	Withheld	Broker Non-Votes
John Bakewell	8,152,302	140,387	7,737,761
Cheryl Blanchard	6,034,897	2,257,792	7,737,761
Sheryl Conley	8,132,013	160,676	7,737,761
Brian Farley	7,047,323	1,245,366	7,737,761
Wilfred Jaeger	8,057,047	235,642	7,737,761
Glenn Muir	8,082,519	210,170	7,737,761

Proposal 2: The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020 was ratified by the Company’s stockholders by the votes set forth in the table below:

For	Against	Abstained
15,947,015	78,072	5,363

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: May 29, 2020	By:	/s/ W. Andrew Macan
	Name:	W. Andrew Macan
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer, Corporate Secretary and Member of the Office of the President (Co-Principal Executive Officer)